SECURITIES AND EXCHANGE COMMISSION
                          _______________________________
                                     FORM S-3
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          _______________________________

                     AIR EXPRESS INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  36-2074327
                     (I.R.S. Employer Identification No.)

                               120 TOKENEKE ROAD
                           DARIEN, CONNECTICUT  06820
                                (203) 655-7900
           (Address including zip code, and telephone number, including area code of registrant's principal executive offices)

                            DANIEL J. MCCAULEY, ESQ.
              Vice President, General Counsel and Secretary

                    AIR EXPRESS INTERNATIONAL CORPORATION
                             120 Tokeneke Road
                       Darien, Connecticut  06820
                              (203) 665-7900
         (Name, address, including zip code, and telephone number,
             including area code, of agent for service)

                                Copy to:
                         KATHERINE P. BURGESON, ESQ.
                            Cummings & Lockwood
                            Four Stamford Plaza
                       107 Elm Street, P.O. Box 120
                    Stamford, Connecticut  06904-0120

                    _______________________________________
     Approximate date of commencement of proposed sale to the public: from time to time within two years after the effective date of this Registration Statement, as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                    _______________________________________
                        CALCULATION OF REGISTRATION FEE

                                                     Proposed
Title of                             Proposed        Maximum
shares           Amount              Maximum        Aggregate    Amount of
to be            to be           Offering Price     Offering     Registration
Registered       Registered          Per Share       Price*         Fee
----------       ----------      --------------     ----------   ------------
Common Stock,
par value $.01
per share         25,000             $33.125        $828,125        $251

* Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low sale prices of a share of Common Stock of the Registrant on the Nasdaq National Market for April 18, 1997

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                  25,000 Shares
                    AIR EXPRESS INTERNATIONAL CORPORATION
                                COMMON STOCK
                          Par Value $.01 Per Share

          This Prospectus relates to 25,000 shares (the "SHARES") of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Air Express International Corporation, a Delaware corporation (the "CORPORATION" or "AEI"), to be offered or sold from time to time for the account of a certain shareholder of the Corporation (the "SELLING SHAREHOLDER").

          The Shares covered by this Prospectus were issued by the Corporation in a private placement transaction to Mr. Sjoerd Van Loon, a resident of The Netherlands, in connection with the Corporation's acquisition on November 29, 1996 from Muller Air Freight Holding B.V. of its four wholly-owned subsidiaries: Muller Air Freight B.V., Muller Sea Freight B.V., Muller Logistics B.V. and Muller Enterprise B.V. (collectively, the "MULLER COMPANIES"). At the time of the acquisition, Mr. Van Loon was the sole shareholder of S. Van Loon Management en Beheer B.V., which in turn was the sole shareholder of Muller Air Freight Holding B.V. See "Selling Shareholder" and "Plan of Distribution."

          The Shares may be offered for sale and sold by the Selling Shareholder from time to time on the Nasdaq National Market at prevailing market prices, in privately negotiated transactions at negotiated prices, in a combination of such methods of sale, or otherwise as determined by the Selling Shareholder. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). See "Plan of Distribution."

          The Corporation will not receive any part of the proceeds from the sale of the Shares. The Selling Shareholder will pay all applicable stock transfer taxes and brokerage commissions, but the Corporation will bear all other expenses of the Corporation and the Selling Shareholder in connection with the offering made hereunder, including the Corporation's legal and accounting fees connected therewith.

          The Common Stock is included for quotation on the Nasdaq National Market under the symbol "AEIC." The last reported sale price of the Common Stock on the Nasdaq National Market on April 18, 1997 was $33.625 per share.

          The Selling Shareholder and any brokers, dealers, agents or underwriters who participate in the sale of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and the commissions paid or discounts allowed to any such brokers, dealers, agents or underwriters, in addition to any profits received on resale of the Shares, if any such broker, dealer, agent or underwriter should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is April 21, 1997.

                           AVAILABLE INFORMATION

          AEI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy statements and other information filed by AEI can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or accessed electronically on the Commission's WebSite at (http:/www.sec.gov).

          AEI's Common Stock is included for quotation on the Nasdaq National Market under the symbol "AEIC". The Corporation's reports, proxy statements, and other information concerning AEI may also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street N.W., Washington, D.C. 20006.

          AEI has filed a Registration Statement on Form S-3 with the Commission in Washington, D.C. in accordance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Shares subject to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the Shares covered herein, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission, or copies thereof may be obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

          1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 28, 1997; and

          2. The Corporation's Registration Statement on Form 8-B dated February 4, 1982 and filed with the Commission on February 1, 1982 with respect to registration of the Common Stock under Section 12 of the Exchange Act.

          All documents filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all information that has been incorporated by reference in the registration statement of which this Prospectus is a part (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into any such information). Requests should be directed to: Air Express International Corporation, 120 Tokeneke Road, Darien, Connecticut 06820, Attention: Daniel J. McCauley, Esq., Vice President, General Counsel and Secretary; Telephone number: (203) 655-7900.

                            PROSPECTUS SUMMARY

          The following material  is  qualified  in  its  entirety  by  the
information   appearing  elsewhere  in  this  Prospectus  or  in  documents incorporated by reference into this Prospectus.

                               THE OFFERING

Corporation                  Air Express International Corporation, a
                             Delaware corporation

Securities Offered           25,000 shares of Common Stock, par value $.01
                             per share.

Use of Proceeds              The Corporation will not receive any of the
                             proceeds of this offering.

Shares Outstanding at
March 24, 1997......         22,814,072

Nasdaq Symbol                AEIC

                              THE CORPORATION

          AEI is one of the oldest and largest international airfreight forwarders based in the United States and a leading provider of global logistics services for importers and exporters worldwide. AEI is primarily engaged in providing cargo transportation logistics management, including international air and ocean freight forwarding, customs brokerage and warehousing and distribution services. Beyond its traditional freight forwarding and customs brokerage services, AEI's value-added logistics services and information systems help its customers to streamline operations, reduce inventories, increase speed and reliability of worldwide deliveries and, ultimately, improve management of the customers' supply chain. Since 1985, when its current management assumed control, AEI has focused on the international transportation of heavy cargo and has devoted its resources to expanding and enhancing its global network and the information systems necessary to more effectively service its customers' cargo transportation and integrated logistics needs.

          Through its global network of AEI-operated facilities and agents, AEI provides total integrated transportation logistics solutions centered around the consolidation, documentation and arrangements for the transportation of its customers' shipments of cargo throughout the world. During 1996, AEI handled more than 1,839,000 individual airfreight shipments, with an average weight of 535 pounds, to more than 3,000 cities in more than 200 countries. Approximately fifty-eight percent (58%) of the total airfreight shipments for 1996 were attributable to locations outside the United States. AEI generated gross revenues in excess of $1.3 billion in 1996, of which approximately sixty-two percent (62%) was attributable to locations outside the United States.

          Headquartered in the United States, AEI has a global network with offices located in over 876 cities, including 273 cities in the United States, 186 cities in Europe and 417 cities in Asia, the South Pacific, the Middle East, Africa and Latin America. As of December 31, 1996, this network consisted of 250 AEI-operated facilities, including 99 in the United States and 151 abroad, supplemented at 626 additional locations, which are served by agents, many of whom serve AEI on an exclusive basis. The network is managed by experienced professionals, most of whom are nationals of the countries in which they serve. Approximately seventy-four percent (74%) of AEI's 53 regional and country managers have been employed by AEI for more than ten years.

          The Corporation's principal executive offices are located at 120 Tokeneke Road, Darien, Connecticut 06820 and its telephone number is (203) 655-7900.



                            RECENT DEVELOPMENTS

          On November 29, 1996 AEI's wholly-owned subsidiary, Air Express International Holding B.V., a limited liability company incorporated under the laws of The Netherlands, acquired from Muller Air Freight Holding B.V., a limited liability company incorporated under the laws of The Netherlands, all of the issued and outstanding shares of capital stock of Muller Air Freight B.V., Muller Sea Freight B.V., Muller Logistics B.V. and Muller Enterprise B.V., each of which is a limited liability company incorporated under the laws of The Netherlands

(collectively, the "MULLER COMPANIES"). The Muller Companies provide air freight, ocean freight, warehousing and distribution and related logistics services. The Muller Companies collectively reported gross revenues of $35 million in 1995 and employ a staff of 140 with eight offices throughout The Netherlands.


                              USE OF PROCEEDS

The Shares subject to this Prospectus are being offered for the account of the Selling Shareholder. None of the proceeds from the sale of Shares will be received by the Corporation.



                            SELLING SHAREHOLDER

          The following table sets forth, as of April 21, 1997, (i) the name of the Selling Shareholder and any position, office or other material relationship with the Corporation, its predecessors or affiliates, within the past three years, (ii) the number of Shares currently owned by the Selling Shareholder, (iii) the maximum number of Shares to be offered and sold by the Selling Shareholder and (iv) the number of Shares to be owned after the sale assuming the sale of all Shares offered hereby. This information is based on data furnished to the Corporation by or on behalf of the Selling Shareholder.

                                                             Shares
                          Shares             Shares           to be
                        Presently Owned      to be            Offered
     Name                  Owned             Offered         After Sale
     ----               ---------------      -------         ----------
Sjoerd Van Loon*           25,000             25,000             0

*        On November 29, 1996, a subsidiary of AEI acquired the
     Muller Companies from Muller Air Freight Holding B.V.   Prior to such
     date, Mr. Van Loon was the sole shareholder of S. Van Loon Management en Beheer B.V., which in turn was the sole shareholder of Muller Air Freight Holding B.V. Prior to such date, Mr. Van Loon also was the Algemeen Directeur (substantially similar to President) and director of the Muller Companies. Mr. Van Loon presently serves as director of the Muller Companies.

                           PLAN OF DISTRIBUTION

          On November 29, 1996, AEI's wholly-owned subsidiary, Air
Express International Holding B.V., acquired from Muller Air Freight Holding B.V. all of the issued and outstanding shares of the capital stock of the Muller Companies (the "ACQUISITION"). At the time of the Acquisition, the Selling Shareholder was the sole shareholder of S. Van Loon Management en Beheer B.V., which in turn was the sole shareholder of Muller Air Freight Holding B.V. The Shares subject to this Prospectus were issued by the Corporation to the Selling Shareholder in a private placement transaction pursuant to the terms of the Acquisition.

          The Shares may be offered for sale and sold from time to time by the Selling Shareholder, or by pledgees, donees, transferees or other successors in interest, within two years after the effective date of the Registration Statement of which this Prospectus is a part. The Selling Shareholder, or such pledgees, donees, transferees or other successors in interest, will act independently of the Corporation in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the Nasdaq National Market or otherwise, at prevailing prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions.

          The manner in which the Shares may be sold include, without limitation, the following: (a) block trades in which the broker-dealer(s) engaged by the Selling Shareholder will attempt to sell the Shares as agents but may position or resell a portion of the block as principals to facilitate the transaction; (b) purchases by the broker-dealer(s) as principals and resale by such brokers or dealers for their account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) in negotiated transactions; and
(e) as otherwise determined by the Selling Shareholder. In effecting sales, broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate.

          In order to comply with the securities laws of certain states, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Corporation and the Selling Shareholder.

          The Selling Shareholder and any brokers, dealers, agents or underwriters who participate in the sale of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any such brokers, dealers, agents or underwriters, in addition to any profits received on resale of the Shares, if any such broker, dealer or agent should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Corporation for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Shares by the Selling Shareholder.

          AEI will not receive any part of the proceeds from the sale of the Shares. The Selling Shareholder will pay all applicable brokerage commissions, stock transfer taxes and the fees of Selling Shareholder's counsel in connection with the offer and sale of Shares by the Selling Shareholder. AEI will bear all other expenses in connection with the offering and sale of the Shares, including, without limitation, all registration and filing fees, printing, messenger and delivery fees, and legal and accounting fees and expenses. AEI is not obligated to bear and will not bear any fees, costs or expenses relating to the use by the Selling Shareholder of an underwriter in connection with the disposition of Shares.

          There can be no assurances that the Selling Shareholder will sell any or all of the Shares offered hereunder. The Shares also may be sold pursuant to an available exemption from the registration requirements of the Securities Act, including, without limitation, Rule 144 promulgated thereunder. The sale of Shares by "affiliates" (as defined in Rule 144(a) under the Securities Act) is subject to the volume and manner of sale restrictions set forth in Rule 144.


                               LEGAL OPINION

          The validity of the issuance of the Shares offered hereby has been passed upon for the Corporation by Cummings & Lockwood, Four Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06904-0120.


                                  EXPERTS

          The consolidated balance sheets of AEI and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1996, incorporated into this Prospectus by reference to the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in the giving of said reports.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, BY THE SELLING SHAREHOLDER OR BY ANY OTHER PERSON DEEMED TO BE AN UNDERWRITER. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES COVERED BY THIS PROSPECTUS BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the Selling Shareholder:

          Registration Statement Filing Fee       $   251
          Legal Fees and Expenses                 $10,000
          Accounting Fees and Expenses            $10,000
          Printing Costs                          $   250
          Miscellaneous                           $   250
                                                  -------
          Total                                   $20,751


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Delaware General Corporation Law (the "GCL") (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Certificate of Incorporation of AEI contains a provision which eliminates directors' personal liability as set forth above.

          The GCL (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

          AEI's Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the GCL for directors, officers and employees of AEI and also to persons who are serving at the request of AEI as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

          For the undertaking with respect to the indemnification, see Item
17.

Item 16.  EXHIBITS

      EXHIBIT NO.        DESCRIPTION OF EXHIBIT

          4(a) Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit
                   C to the Registrant's Current Report on Form
                   8-K filed July 20, 1987).
          4(b) Certificate of Amendment dated June 29, 1992 to the Certificate of Incorporation of the Registrant (incorporated by reference to
                   Exhibit 4(d)(i) to the Registrant's
                   Registration Statement on Form S-3
                   (Registration No. 33-56114)).
          4(c) By-Laws of the Registrant, as amended (incorporated herein by reference to Exhibit
                   J to the Registrant's Current Report on Form
                   8-K filed March 22, 1991).
          (5)      Opinion of Cummings & Lockwood
          (23)(a)  Consent of Arthur Andersen LLP
          (23)(b)  Consent of Cummings & Lockwood
                   (Included as Part of Exhibit 5)
          (24)     Power of Attorney
                   (Included as part of Signature Page to the Registration Statement)

Item 17.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to (1) any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or (2) provisions of an underwriting agreement whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities under the Securities Act of 1933 and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) the benefits of such indemnification are not waived by such persons, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Darien, State of Connecticut on March 31, 1997.

                        AIR EXPRESS INTERNATIONAL CORPORATION


                        By:       /S/ DANIEL J. MCCAULEY
                           -------------------------------------
                            Daniel J. McCauley
                            Vice President, General Counsel
                            and Secretary

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Daniel J. McCauley his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Form S-3 Registration Statement of Air Express International Corporation and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 31, 1997, by the following persons in the capacities indicated.

SIGNATURE                                          TITLE

/s/ Hendrik J. Hartong, Jr.          Chairman of the Board of Directors
-------------------------------
Hendrik J. Hartong, Jr.
                                     President, Chief Executive Officer and
/s/ Guenter Rohrmann                 Director (Principal Executive Officer)
-------------------------------
Guenter Rohrmann
                                     Vice President and Chief Financial
/s/ Dennis M. Dolan                  Officer (Principal Financial Officer)
-------------------------------
Dennis M. Dolan

                                     Vice President and Controller (Principal
/s/ Walter L. McMaster                             Accounting Officer)
-------------------------------
Walter L. McMaster

                                                   Director
-------------------------------
John M. Fowler

/s/ Donald J. Keller                               Director
-------------------------------
Donald J. Keller

/s/ Andrew L. Lewis IV                             Director
-------------------------------
Andrew L. Lewis IV

/s/ Richard T. Niner                               Director
-------------------------------
Richard T. Niner

                                                   Director
-------------------------------
John Radziwill

/s/ Noel E. Vargas                                 Director
-------------------------------
Noel E. Vargas

                                 EXHIBIT INDEX


NUMBER                      DESCRIPTION

     4(a) Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit C to the Registrant's Aurrent Report on Form 8-K filed July 20, 1987).

     4(b) Certificate of Amendment dated June 29, 1992 to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4(d)(i) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-56114)).

     4(c)                   By-Laws of the Registrant, as amended
                            (incorporated herein by reference to Exhibit J to the Registrant's Current Report on Form 8-K filed March 22, 1991). Opinion of Cummings & Lockwood

   23(a)                    Consent of Arthur Andersen LLP

   23(b)                    Consent of Cummings & Lockwood
                            (Included as part of Exhibit 5)

   24                       Power of Attorney
                            (Included as part of Signature Page to the Registration Statement)